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                                    Exhibit 2

                           CERTIFICATE OF DESIGNATIONS

                  1999 SERIES A 8% CONVERTIBLE PREFERRED STOCK
                           (Par Value $.001 Per Share)

                                       of

                          MAGNUM HUNTER RESOURCES, INC.

                          ----------------------------

                           Pursuant to Section 78.1955
                      of the Nevada General Corporation Law

                          ----------------------------

     We, Gary C. Evans, President and Chief Executive Officer, and Morgan F. Johnston, Vice President and Secretary, of Magnum Hunter Resources, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), DO HEREBY CERTIFY that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Articles of Incorporation, as amended, of the Corporation and in accordance with Section 78.1955 of the General Corporation Law of the State of Nevada, the Board of Directors of the
Corporation on January   , 1999 duly adopted the following preamble and
                       --
resolution establishing and creating a series of 50,000 shares of Preferred Stock, par value $.001 per share, of the Corporation, designated "1999 Series A 8% Convertible Preferred Stock":

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") in accordance with the provisions of its Articles of Incorporation, as amended, a series of Preferred Stock, par value $.001 per share, of the Corporation is hereby created, and that the designation and number of shares thereof and the voting powers, designations, preferences, limitations, restrictions and relative rights thereof are as follows:

     Section 1. Designation, Number of Shares and Stated Value of 1999 Series A
                ---------------------------------------------------------------
8% Convertible Preferred Stock. There is hereby authorized and established a
------------------------------
series of Preferred Stock that shall be designated as "1999 Series A 8% Convertible Preferred Stock" (hereinafter referred to as "Series A 8% Preferred"), and the number of shares constituting such series shall be 50,000. Such number of shares may be increased or decreased, but not to a number less than the number of shares of Series A 8% Preferred then issued and outstanding, by resolution adopted by the full Board of Directors. The "Stated Value" per share of the Series A 8% Preferred shall be equal to One Thousand Dollars ($1,000.00).

     Section 2. Definitions. In addition to the definitions set forth elsewhere
                -----------
herein, the following terms shall have the meanings indicated:

     "Affiliate" shall mean, with respect to any person, any other person that directly or indirectly controls or is controlled by or is under complete control with such person. For the purposes of this definition, "control" when used with respect to any person means the ownership of at least a majority of the issued and outstanding voting securities or capital interests of such person.

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     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Dallas, Texas are authorized or obligated by law or executive order to close.

     "Common Stock" shall mean the common stock, par value $0.002 per share, of the Corporation.

     "Conversion Price" shall mean the conversion price per share of Common Stock into which the Series A 8% Preferred is convertible, as such conversion price may be adjusted pursuant to the provisions hereof. The initial Conversion Price is Five Dollars and Twenty-Five Cents ($5.25).

     "Junior Securities" means any capital stock of the Corporation issued after the Original Issue Date and any other series of stock issued by the Corporation ranking junior as to the Series A 8% Preferred upon liquidation, dissolution or winding up of the Corporation.

     "Original Issue Date" shall mean the date on which shares of the Series A 8% Preferred are first issued.

     "Original Holders" shall mean the person or persons to whom shares of the Series A 8% Preferred are issued on the Original Issue Date and, as long as there is a direct chain of ownership by such persons or persons and their Affiliates, any Affiliate of such person or persons to whom shares of the Series A 8% Preferred are transferred.

     "Parity Security" means any class or series of stock issued by the Corporation ranking on a parity with the Series A 8% Preferred upon liquidation, dissolution or winding up of the Corporation.

     "Person" means any individual, corporation, association, partnership, joint venture, limited liability company, trust, estate, or other entity or organization, other than the Corporation, any subsidiary of the Corporation, any employee benefit plan of the Corporation or any subsidiary of the Corporation, or any entity holding shares of Common Stock for or pursuant to the terms of any such plan.

     "Senior Securities" means the Corporation's 1996 Series A Preferred Stock, 1993 Series A Preferred Stock and any other class or series of stock issued and outstanding as of the Original Issue Date by the Corporation ranking senior to the Series A 8% Preferred upon liquidation, dissolution or winding up of the Corporation.

     Section 3. Dividends and Distributions.
                ---------------------------

     (a) The holders of shares of the Series A 8% Preferred shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends at an annual rate of eight percent (8%) of the Stated Value (the "Dividend Rate"), or Eighty and 0/100 Dollars ($80) per share per annum. Such dividends on shares of Series A 8% Preferred shall be cumulative from the date such shares are issued, whether or not in any period there shall be funds of the Corporation legally available for the payment of such dividends and whether or not such dividends are declared, and shall be payable quarterly, when, as and if declared by the Board of Directors, on February 28, May 31, August 31 and November 30 in each year (each a "Dividend Payment Date"), commencing August 31, 1999. Except for the dividend payable on August 31, 1999 (which dividend shall cover the period from the Original Issue Date through August 31, 1999, inclusive), the amount of each dividend for any full quarter shall be Twenty and 0/100 Dollars ($20) per share. Such dividends shall accrue whether or not there shall be (at the time such dividend becomes payable or at any other time) profits, surplus or other funds of the Corporation legally available for the payment of dividends.

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     (b) Dividends shall be calculated for the period from the Original Issue
Date through August 31, 1999 and for any period that is not a full quarter on the basis of the time elapsed from and including the date immediately following the most recent Dividend Payment Date (or, in the case of the dividend payable on August 31, 1999, from and including the Original Issue Date) to and including the final distribution date relating to conversion or redemption or to a dissolution, liquidation or winding up of the Corporation (or, in the case of the dividend payable on August 31, 1999, to and including August 31, 1999). Dividends payable on the shares of Series A 8% Preferred for the period from the Original Issue Date through August 31, 1999 and for any period that is not a full quarter shall be calculated at the Dividend Rate on the basis of a 365-day or 366-day, as appropriate, year.

     (c) No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A 8% Preferred which are in arrears; provided, however, that in the event dividends on shares of the Series A 8% Preferred have not been paid for two consecutive quarters, interest shall accrue at a rate equal to the Dividend Rate (with interest calculated on the basis of a 365-day or 366-day, as appropriate, year) on each such unpaid dividend payment from and including the second consecutive Dividend Payment Date on which no dividend payment is made to and including the date on which such dividend payment in arrears is paid.

     (d) Dividends payable on each Dividend Payment Date shall be paid to record holders of the shares of Series A 8% Preferred as they appear on the books of the Corporation at the close of business on the tenth Business Day immediately preceding the respective Dividend Payment Date or on such other record date as may be fixed by the Board of Directors of the Corporation in advance of a Dividend Payment Date, provided that no such record date shall be less than ten nor more than 60 calendar days preceding such Dividend Payment Date. Dividends payable to Original Holders shall be paid by the Corporation by wire transfer in same-day funds to one account to be designated in writing by the Original Holders to the Corporation at least three days prior to any Dividend Payment Date, or by such other means mutually agreed upon by the parties.

     (e) So long as any shares of Series A 8% Preferred are outstanding, no dividend or other distribution, whether in liquidation or otherwise, shall be declared or paid, or set apart for payment on or in respect of, any Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any money be paid to a sinking fund or otherwise set apart for the purchase or redemption of any such Junior Securities), unless (i) the full cumulative dividends, if any, accrued on all outstanding shares of the Series A 8% Preferred shall have been paid or set apart for payment for all past dividend periods and (ii) sufficient funds shall have been set apart for the payment of the dividend for the then current dividend period with respect to the Series A 8% Preferred.

     Section 4. Certain Covenants and Restrictions.
                ----------------------------------

     (a) So long as any shares of Series A 8% Preferred are outstanding;

          (i) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the shares of Series A 8% Preferred such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the conversion of all outstanding shares of Series A 8% Preferred, and all other securities and instruments convertible into shares of Common Stock, and shall take all reasonable action within its power required to increase the authorized number of shares of Common Stock necessary to permit the conversion of all such shares of Series A 8% Preferred and all other securities and instruments convertible into shares of Common Stock.

          (ii) The Corporation represents, warrants and agrees that all shares of Common Stock that may be issued upon exercise of the conversion rights of shares of Series A 8% Preferred will, upon issuance, be fully-paid and nonassessable.

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          (iii) The Corporation shall pay all taxes and other governmental charges (other than any income or franchise taxes) that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of Series A 8% Preferred as provided herein. The Corporation shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered holder of the shares of the Series A 8% Preferred surrendered in connection with the conversion thereof, and in such case the Corporation shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid, or it has been established to the Corporation's reasonable satisfaction that no tax or other charge is due.

     Section 5. Liquidation Preference.
                ----------------------

     (a) In the event of any liquidation, dissolution or winding up of the Corporation (in connection with the bankruptcy or insolvency of the Corporation or otherwise), whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of shares of any Junior Securities, the holders of the shares of Series A 8% Preferred shall be entitled to receive an amount equal to the Stated Value multiplied by the number of shares of Series A 8% Preferred held by them, plus all cumulative dividends (whether or not declared) that are accrued and unpaid thereon. To the extent the available assets are insufficient to fully satisfy such amounts, then the holders of the Series A 8% Preferred shall share ratably in such distribution in the proportion that the number of each holder's Series A 8% Preferred Shares bears to the total number of shares of Series A 8% Preferred outstanding. No further payment on account of any such liquidation, dissolution or winding up of the Corporation shall be paid to the holders of the shares of Series A 8% Preferred or the holders of any Parity Securities unless there shall be paid at the same time to the holders of the shares of Series A 8% Preferred and the holders of any Parity Securities proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding shares of Series A 8% Preferred and the holders of all such outstanding Parity Securities are respectively entitled with respect to such distribution. For purposes of this Section, neither a consolidation or merger of the Corporation with one or more partnerships, corporations or other entities nor a sale, lease, exchange or transfer of all or any substantial part of the Corporation's assets for cash, securities or other property shall be deemed to be a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

     (b) After the payment of all amounts owing to the holders of stock ranking prior to the Common Stock, the holders of Common Stock shall share ratably in the distribution of the remaining available assets of the Corporation in the proportion that each holder's shares bear to the total number of shares of Common Stock outstanding.

     (c) Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given, not less than 15 days prior to any payment date stated therein, to the holders of record of the shares of Series A 8% Preferred in accordance with
Section 12 hereof.

     Section 6. Optional Redemption by the Corporation. The outstanding shares
                --------------------------------------
of Series A 8% Preferred are subject to redemption in accordance with the following provisions:

     (a) Subject to the terms hereof, the Corporation may at its option, so long as it has sufficient funds legally available therefor, elect to redeem, in whole or in part, the outstanding shares of Series A 8% Preferred at any time after the date of issuance of such shares.

     (b) The redemption price per share for Series A 8% Preferred redeemed on any optional redemption date (the "Redemption Price") shall be determined as follows:

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          (i) at any time within the five-year period immediately following the
     Original Issue Date at that redemption price per share (the "Initial Redemption Price") equal to the sum of [A] the Stated Value and [B] an amount necessary for the holders of the Series A 8% Preferred to achieve a 20% per annum rate of return on such shares of Series A 8% Preferred from the Original Issue Date through the Redemption Date (as herein defined) inclusive of all dividends paid on such Series A 8% Preferred from the Original Issue Date through the Redemption Date; and

          (ii) at any time after the third anniversary of the Original Issue Date through the end of the fifth anniversary of the Original Issue Date, as an alternative to the Initial Redemption Price and at the option of the Corporation, at that redemption price per share equal to 125% of the Stated Value plus an amount equal to accrued and unpaid dividends, if any, to the date fixed for redemption, whether or not earned or declared, provided that the Common Stock has traded at a closing price of $7.875 or more for at least 20 trading days of the prior 30 trading days; and

          (iii) at any time after the fifth anniversary of the Original Issue Date at the following redemption prices per share (expressed as a percentage of the Stated Value) plus an amount equal to accrued and unpaid dividends, if any, to the date fixed for redemption, whether or not earned or declared:

                Year                            Price Per Share
                ----                            ---------------

                Year 6                              106.0%
                Year 7                              104.5%
                Year 8                              103.0%
                Year 9                              101.5%
                Year 10 and thereafter              100.0%

The Redemption Price shall be paid in cash from any source of funds legally available therefor.

     (c) Not less than 30 nor more than 60 days prior to the date fixed for any redemption of any shares of Series A 8% Preferred, a notice specifying the time (the "Redemption Date") and place of such redemption and the number of shares to be redeemed shall be given in accordance with Section 12 hereof to the holders of record of the shares of Series A 8% Preferred to be redeemed at their respective addresses as the same shall appear on the books of the Corporation (but no failure to mail such notice or any defect therein shall affect the validity of the proceedings for redemption except as to the holder to whom the Corporation has failed to mail such notice or except as to the holder whose notice was defective), calling upon each such holder of record to surrender to the Corporation on the Redemption Date at the place designated in such notice such holder's certificate or certificates representing the then outstanding shares of Series A 8% Preferred held by such holder being redeemed by the Corporation. On or after the Redemption Date, each holder of shares of Series A 8% Preferred called for redemption shall surrender such holder's certificate or certificates for such shares to the Corporation at the place designated in the redemption notice and shall thereupon be entitled to receive payment of the Redemption Price. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of Series A 8% Preferred designated for redemption (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

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     Section 7. Reacquired Shares. Any shares of Series A 8% Preferred
                -----------------
repurchased, redeemed, converted or otherwise acquired by the Corporation shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series.

     Section 8. Voting Rights.
                -------------

     (a) Except as otherwise provided in this Section or required by law or any provision of the Articles of Incorporation of the Corporation, and subject to any shareholder and voting or similar agreement existing now or hereinafter entered into by any Original Holder and the Corporation, the Original Holders (but not any other transferees or other subsequent holders of the Series A 8% Preferred) shall vote together with the shares of Common Stock as a single class at any annual or special meeting of shareholders of the Corporation, and each Original Holder shall be entitled to that number of votes equal to the number of shares of Common Stock into which the shares of Series A 8% Preferred held by such Original Holder on the record date fixed for such meeting are convertible.

     (b) The Corporation shall not, without the affirmative vote or consent of at least a simple majority of the shares of Series A 8% Preferred voting together as a separate class (and irrespective of whether such shares are held by the Original Holders or any transferees or subsequent holders):

          (i) amend, repeal or change any of the provisions of the Articles of Incorporation of the Corporation in any way which would materially and adversely affect the rights or preferences of the Series A 8% Preferred (including the Certificate of Designations relating to the Series A 8% Preferred) as a class; or

          (ii) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock of Senior Securities or Parity Securities, or any security convertible into or exchangeable for Senior Securities or Parity Securities (other than in connection with stock option plans in which employees, independent directors, or consultants of the Corporation are eligible to participate) or reclassify or modify any Junior Securities so as to become Parity Securities or Senior Securities.

     Section 9. Conversion Rights. Holders of shares of Series A 8% Preferred
                -----------------
shall have the right to convert from time to time, in whole or in part and without the payment of any additional consideration by the holder, any or all of such shares into Common Stock, as follows:

     (a) At any time, each share of Series A 8% Preferred shall be convertible at the option of the holder thereof into fully paid, non-assessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of each share of Series A 8% Preferred shall be determined by dividing the Stated Value of such share of Series A 8% Preferred by the Conversion Price then in effect.

     (b) In case at any time the Corporation shall (i) subdivide the outstanding shares of Common Stock into a greater number of shares, (ii) combine the outstanding shares of Common Stock into a smaller number of shares or (iii) pay a dividend in Common Stock on its outstanding shares of Common Stock, then the Conversion Price in effect immediately prior thereto shall be multiplied by the fraction obtained:

     by dividing

     (X), which is the numerator equal to the total number of issued and outstanding shares of Common Stock immediately prior to the effectiveness of such action by the Corporation, by

     (Y), which is the denominator that equals the actual total number of issued and outstanding shares of Common Stock immediately after such effectiveness.

Such adjustment shall become effective immediately after the effective date of a subdivision, combination or stock dividend. In the event of a consolidation or merger of the Corporation with or into another corporation or entity as a result of which a greater or lesser number of shares of common stock of the surviving corporation or entity are issuable to holders of capital stock of the Corporation in respect of the number of shares of its capital stock outstanding immediately prior to such consolidation or merger, then the Conversion Price in effect immediately prior to such consolidation or merger shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of capital stock of the Corporation. The Corporation shall not effect any such consolidation or merger unless prior to or simultaneously with the consummation thereof the successor (if other than the Corporation) resulting from such consolidation or merger shall expressly assume, by written instrument executed and delivered (and satisfactory in form) to the Series A 8% Preferred holders, (i) the obligation to deliver to such holders such stock as, in accordance with the foregoing provisions, such holders may be entitled to purchase and (ii) all other obligations of the Corporation hereunder.

     (c) In the event that the Corporation proposes to take any action specified in this Section 9 which requires any adjustment of the Conversion Price, then and in each such case the Corporation shall at least 30 days prior to any such event, and within five business days after it has knowledge of any such pending transaction, provide to the Series A 8% Preferred holders written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend or for determining rights to vote in respect of any such consolidation or merger. Such notice shall also specify, as applicable, the date on which the holders of capital stock shall be entitled thereto or the date on which the holders of capital stock shall be entitled to exchange their stock for securities deliverable upon such consolidation or merger, as the case may be. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended, or to a favorable vote of security holders, if either is required. Furthermore, any notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares obtainable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     (d) The conversion of any share of Series A 8% Preferred may be effected by the holder thereof by the surrender of the certificate or certificates therefor, duly endorsed, at the principal offices of the Corporation or to such agent or agents of the Corporation as may be designated by the Board of Directors and by giving written notice to the Corporation that such holder elects to convert the same.

     (e) After the surrender of shares of Series A 8% Preferred for conversion, the Corporation shall (i ) as promptly as practicable issue and deliver or cause to be issued and delivered to the holder of such shares certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Series A 8% Preferred have been converted in accordance with the provisions of this Section and (ii) within two business days pay to the holder of such shares all accrued and unpaid dividends (whether or not earned or declared) to the date of such surrender. Subject to the following provisions of this Section, such conversion shall be deemed to have been made as of the close of business on the date on which the shares of Series A 8% Preferred shall have been surrendered for conversion in the manner herein provided, so that the rights of the holder of the shares of Series A 8% Preferred so surrendered shall cease at such time, and the person or persons entitled to receive the shares of Common Stock upon conversion thereof shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time; provided, however, that any such surrender on any date when the stock transfer books of the Corporation are closed shall be deemed to have been made, and shall be effective to terminate the rights of the holder or holders of the shares of Series A 8% Preferred so surrendered for conversion and to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes, at the opening of business on the next succeeding day on which such transfer books are open.

     (f) The Corporation shall not be required to issue fractional shares of stock upon the conversion of the Series A 8% Preferred. As to any final fraction of a share which the holder of one or more shares of Series A 8% Preferred would otherwise be entitled to receive upon conversion, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the same fraction of the Conversion Price on the day of conversion.

     (g) In case the Corporation shall be a party to any transaction (including without limitation, a merger, consolidation, statutory share exchange, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof) (each of the foregoing transactions being referred to as a "Fundamental Change Transaction"), then the shares of Series A 8% Preferred remaining outstanding will thereafter no longer be subject to conversion into Common Stock pursuant to this Section, but instead each share shall be convertible into the kind and amount of stock and other securities and property receivable (including cash) upon the consummation of such Fundamental Change Transaction by a holder of that number of shares of Common Stock into which one share of Series A 8% Preferred was convertible immediately prior to such Fundamental Change Transaction (including an immediate adjustment of the Conversion Price if by reason of or in connection with such merger, consolidation, statutory share exchange, sale or recapitalization any securities are issued or event occurs which would, under the terms hereof, require an adjustment of the Conversion Price), assuming such holder of Series A 8% Preferred has failed to elect to have all or a part of such holder's shares redeemed or otherwise acquired. The provisions of this paragraph shall similarly apply to successive Fundamental Change Transactions.

     Section 10. Ranking. For purposes of dividends and the distribution of
                 -------
assets upon liquidation, dissolution or winding up of the Corporation, (i) the Junior Securities shall rank junior to the Series A 8% Preferred and (ii) the Parity Securities shall rank on a parity with the Series A 8% Preferred.

     Section 11. Record Holders. The Corporation may deem and treat the record
                 --------------
holder of any shares of Series A 8% Preferred as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

     Section 12. Notice. Except as may otherwise be provided by law or provided
                 ------
for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the Corporation, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notices sent by Registered Mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: if to the Corporation, to its principal executive offices or to any agent of the Corporation designated as permitted hereby; or if to a holder of the Series A 8% Preferred, to such holder at the address or telecopy of such holder of the Series A 8% Preferred as listed in the stock record books of the Corporation, or to such other address or telecopy as the Corporation or holder, as the case may be, shall have designated by notice similarly given. Notices given by facsimile transmission on weekends, holidays or after 5:00 p.m. Central Time shall be deemed received on the next business day.

     Section 13. Successors and Transferees. Except as otherwise expressly
                 --------------------------
provided herein, and subject to any shareholder and voting or similar agreement entered into by any Original Holders and the Corporation, the provisions applicable to shares of Series A 8% Preferred shall bind and inure to the benefit of and be enforceable by the Corporation, the respective successors to the Corporation, and by any record holder of shares of Series A 8% Preferred.

     IN WITNESS WHEREOF, Magnum Hunter Resources, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Gary C. Evans, its President and Morgan F. Johnston, its Secretary, this 29th day of January, 1999.


                                       /s/ Gary  C. Evans
                                      ------------------------------------------
                                      GARY C. EVANS
                                      President and Chief Executive Officer


                                       /s/ Morgan F. Johnston
                                      ------------------------------------------
                                      MORGAN F. JOHNSTON
                                      Vice President and Secretary

STATE OF TEXAS          )
                        )
COUNTY OF               )

     This instrument was acknowledged before me on January 29, 1999, by GARY C. EVANS of MAGNUM HUNTER RESOURCES, INC., a Nevada corporation, on behalf of said corporation.


                                       /s/ Jamie E. Johnson
                                      ------------------------------------------
Jamie E. Johnson                      Notary Public, State of Texas
Notary Public
State of Texas
Comm. Exp.  11-18-2002                Jamie E. Johnson
                                      ------------------------------------------
                                      (printed name)

My Commission Expires:

         11-18-2002
         ----------